ROYAL GOLD, INC.
               1660 Wynkoop Street, Suite 1000
                    Denver, Colorado 80202
                         303/573-1660

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               To Be Held December 10, 1996

                         * * * *

To the Stockholders of ROYAL GOLD, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. (the "Company"), a Delaware corporation, will be held at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, on Tuesday, December 10, 1996, at 1:30 P.M., Mountain Standard Time, for the following purposes:

     1. To elect two Class III directors to serve until the 1999 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

     2. To adopt a new Equity Incentive Plan to replace the Company's existing Employee Stock Option Plan and Directors'
Stock Option Plan.

     3.   To ratify the appointment of Coopers & Lybrand L.L.P.
as independent auditors of the Company for the fiscal year ended
June 30, 1997; and

     4. To transact any other business that may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on October 11, 1996, will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              Karen P. Gross
                              Vice President & Corporate Secretary

Denver, Colorado
November 11, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. THE PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN OBTAINING A QUORUM OF STOCKHOLDERS FOR THE ANNUAL MEETING. YOU ARE ALSO ENTITLED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY, OR TO VOTE IN PERSON AT THE MEETING.

                        PROXY STATEMENT

               ANNUAL MEETING OF STOCKHOLDERS

                      ROYAL GOLD, INC.
                    1660 Wynkoop Street
                         Suite 1000
                    Denver, Colorado 80202
                        303/573-1660


               SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to the Stockholders of Royal Gold, Inc. (the "Company" or "Royal Gold"), a Delaware corporation, in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of the Stockholders of the Company (the "Meeting") to be held at 1:30 P.M. on Tuesday, December 10, 1996, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado. This Proxy Statement, the enclosed Proxy and the Company's Annual Report for the fiscal year ended June 30, 1996, are being mailed to Stockholders on or about November 11, 1996.

     Only holders of shares of the Common Stock ($.01 par value)
("Common Stock") of the Company of record at the close of business on October 11, 1996, will be entitled to notice of, and to vote at, the Meeting and at any and all adjournments thereof.

     If the enclosed Proxy is properly executed and received by the Company by noon on December 10, 1996, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions indicated thereon. If no choice is indicated, the shares will be voted FOR each of the proposals identified herein. Stockholders who execute Proxies retain the right to revoke such Proxies at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Meeting who desires to vote his or her shares in person.

     Solicitation of Proxies may be made by directors, officers or employees of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock of the Company listed in the name of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. Costs of solicitation will be borne by the Company.

                         VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's Common Stock. As of the record date, October 11, 1996, there were issued and outstanding 15,496,144 shares of Common Stock, each of which entitles the holder thereof to one vote in all matters which may come before the Meeting. A majority of the issued and outstanding shares of Common Stock, whether represented in person or by Proxy, shall constitute a quorum at any meeting of the Stockholders. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders. In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                         MANAGEMENT

     The following table shows the beneficial ownership, as of October 18, 1996, of the Company's Common Stock by each director, by each executive officer, by any person who is known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock of the Company and by all of the Company's directors and executive officers as a group.

Name and Address   Number of Shares of Common Stock Beneficially Owned Percent
of Beneficial                    Subject to:                             of
Owners                     Shares   Options (a) Warrants (b) Total (c)  Class

Stanley Dempsey (d)         495,167   463,000     15,000     973,167    6.3
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Edwin W. Peiker, Jr. (e)    455,178    17,500     15,000     487,678    3.1
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

John W. Goth                 15,000     15,000      -0-        30,000    *
1536 Cole Boulevard
Suite 320
Golden, Colorado  80401

Pierre Gousseland            32,500     10,000      -0-        42,500    *
4 Lafayette Court
Suite 1B
Greenwich, Connecticut 06836

James W. Stuckert         1,560,874     15,000    80,000    1,655,874   10.7
Hilliard, Lyons, Inc.
P.O. Box 32760
Louisville, Kentucky  40232

Merritt E. Marcus           396,243     17,500     20,000     433,743    2.8
Marcus Paint Company
235 East Market Street
Louisville, Kentucky  40202

S. Oden Howell, Jr.         529,680     15,000     30,000     574,680    3.7
H&N Constructors, Inc.
2603 Grassland Drive
Louisville, Kentucky  40299

Name and Address  Number of Shares of Common Stock Beneficially Owned Percent
of Beneficial                 Subject to:                             of
Owners                Shares       Options (a) Warrants (b) Total (c) Class

Thomas A. Loucks        147,278     330,720      57,500     535,498    3.5
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Peter B. Babin          150,250     279,000       3,000     432,250    2.8
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Karen P. Gross           19,650      98,500       -0-       118,150       *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000